Exhibit 10.1

AMENDMENT NO. 8 TO AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDMENT NO. 8 TO AMENDED AND RESTATED LOAN AGREEMENT, dated as of July 1, 2010 (the “Amendment”) is made pursuant to that certain Amended and Restated Loan Agreement dated as of August 8, 2007 (as amended, modified or supplemented from time to time, the “Agreement”), among JARDEN RECEIVABLES, LLC, as Borrower (the “Borrower”), a Delaware limited liability company, JARDEN CORPORATION, a Delaware corporation, as Servicer (the “Servicer”), SUNTRUST ROBINSON HUMPHREY, INC., a Tennessee corporation, as agent and administrator for the Lender (the “Administrator”) and THREE PILLARS FUNDING LLC, a Delaware limited liability company, as Lender (the “Lender”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Servicer, the Administrator and the Lender have previously entered into and are currently party to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.    Defined Terms.    Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2.    Amendments.    The definitions of the terms “Liquidity Termination Date” and “Scheduled Commitment Termination Date” appearing in Section 1.1 of the Agreement shall be amended and restated in their entirety to read as follows:

“Liquidity Termination Date” means the earlier to occur of (a) July 30, 2010, as such date may be extended from time to time by the Lender’s Liquidity Banks in accordance with the Liquidity Agreement, and (b) the occurrence of an Event of Bankruptcy with respect to the Lender.

“Scheduled Commitment Termination Date” means July 30, 2010, as extended from time to time by mutual agreement of the parties hereto.

Section 3.    Agreement in Full Force and Effect/Effectiveness of Amendment.    Except as expressly set forth herein, all terms and conditions of the Agreement, as amended, shall remain in full force and effect. This Amendment shall be effective as of the date first set forth above.

Section 4.    Execution in Counterparts, Effectiveness.    This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.    Governing Law.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to Amended and Restated Loan Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

JARDEN RECEIVABLES, LLC, as Borrower

By:	/s/ Richard T. Sansone
Title VP, Sunbeam Products, Inc. (Manager and Sole Member)

JARDEN CORPORATION, as Servicer

By:	/s/ Richard T. Sansone
Title Senior Vice President and Chief Accounting Officer

SUNTRUST ROBINSON HUMPHREY, INC., as Administrator

By:	/s/ Michael G. Maza
Title Managing Director

THREE PILLARS FUNDING LLC, as Lender

By:	/s/ Doris J. Hearn
Title Vice President